                          CURRENT INCOME SHARES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 13, 1998

To the Shareholders of
  Current Income Shares, Inc.

    The Annual Meeting of Shareholders (the "Meeting") of Current Income Shares, Inc., a Delaware corporation (the "Company"), will be held in the Board Room on the 38th floor of the Union Bank of California Building at 445 South Figueroa Street, Los Angeles, California 90071, on Thursday, August 13, 1998 at 11:30 a.m. California time, for the following purposes:

        (1) To elect the Board of Directors of the Company;

        (2) To approve or disapprove the selection of Deloitte & Touche LLP as the independent public accountants for the Company for the fiscal year ending December 31, 1998;

        (3) To approve or disapprove the adoption of the Management and Investment Advisory Agreement between the Company and HighMark Capital Management, Inc., the proposed investment management affiliate of Union Bank of California, N.A., the Company's current adviser; and

        (4) To transact such other business as may properly come before the Meeting.

    The Meeting may be adjourned from time to time and, at any adjourned meeting, action with respect to the matters specified in this notice may be taken with such further notice to shareholders, if any, as may be required by the By-Laws.

    Only shareholders of the Company of record at the close of business on June 30, 1998 are entitled to notice of and to vote at the Meeting and any adjournments thereof. A list of such shareholders will be open to examination by any shareholder for any purpose germane to the Meeting, at the time and place of the Meeting and, during the ten days prior to the Meeting, at the office of Harris Trust Company of California, 601 South Figueroa Street, 49th Floor, Los Angeles, California 90017.

    Your attention is directed to the attached Proxy Statement. YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE WITHOUT DELAY. PLEASE DO SO WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. You are invited to attend and your proxy will not be used if you are present and prefer to vote in person.

                                       By order of the Board of Directors

                                       Jonathan A. Wright, Secretary

July 10, 1998

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 13, 1998

                          CURRENT INCOME SHARES, INC.
                           445 SOUTH FIGUEROA STREET
                         LOS ANGELES, CALIFORNIA 90071
                                PROXY STATEMENT

    This Proxy Statement is being sent on or about July 10, 1998 in connection with the solicitation by the Board of Directors of Current Income Shares, Inc., a Delaware corporation (the "Company"), of proxies, on the form enclosed with this Proxy Statement, for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on Thursday, August 13, 1998, at 11:30 a.m. California time, in the 38th floor Conference Room of the Union Bank of California Building at 445 South Figueroa Street, Los Angeles, California 90071, and at any adjournments of the Meeting. All proxies which are properly completed, signed and returned to the Company prior to the Meeting will be voted in accordance with the instructions given therein. Any proxy given by a shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by a duly executed proxy bearing a later date, or by any shareholder voting in person at the Meeting.

    The Company has fixed the close of business on June 30, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On that date the Company had outstanding 3,673,334 shares of common stock, par value $1.00 per share (the "Common Stock"), constituting the only voting securities of the Company. The presence in person or by proxy of more than one-half of the outstanding shares entitled to vote at the Meeting will constitute a quorum. If a quorum is not present at the Meeting, sufficient votes in favor of a proposal are not received by the time scheduled for the Meeting, or the holders of shares present, in person or by proxy, determine to adjourn the Meeting for any other reason, the shareholders present, in person or by proxy, may adjourn the Meeting from time to time. No notice of an adjourned meeting date will be given, other than announcement at the Meeting, unless the adjournment is for more than 30 days or a new record date is set for the adjourned meeting. Any such adjournment will require the affirmative vote of shareholders holding a majority of the shares present, in person or by proxy, at the Meeting. The persons named in the Proxy will vote in favor of such adjournment those shares which they are entitled to vote that voted in favor of all proposals; they will vote against any such adjournment those shares that they are entitled to vote that voted against any proposal. Business may be conducted once a quorum is present and may continue until adjournment of the Meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Each shareholder is entitled to one vote for each share of Common Stock then standing in his or her name. Shareholders are not entitled to cumulate their votes for the election of Directors, which means that the holders of a majority of the shares represented can elect the entire Board of Directors.

    Abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will not be counted for or against any proposal to which they relate, but will be counted for purposes of determining whether a quorum is present and will be counted as votes present for purposes of determining a "majority of the outstanding shares" present at the Meeting, as defined in the Investment Company Act of 1940. For this reason, abstentions and broker non-votes will have the effect of a "no" vote for purposes of obtaining the requisite approval of Proposals 2 and 3.

    The Company will furnish without charge a copy of its most recent Annual Report and Semi-Annual Report to a shareholder upon request. Such request may be made by calling the Company during business hours at (888) 465-2825, or by writing to the Company at the address set forth above.

    The cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy form and the cost of soliciting proxies relating to the Meeting will be borne by the Company and Union Bank of California, N.A. (the "Current Adviser"), the Company's present investment adviser. The Company will request banks and brokers to solicit their customers who are beneficial owners of Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitations of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company or of Union Bank of California, N.A. but no additional compensation will be paid to such individuals, or the Current Adviser, on account of such activities.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth as of March 31, 1998 certain information as to the Common Stock owned beneficially by each person who is known to the Company to own more than 5% of the outstanding Common Stock and all executive officers and Directors as a group.

                             NUMBER OF
                               SHARES      PERCENTAGE OF
NAME AND ADDRESS            BENEFICIALLY    OUTSTANDING
 OF BENEFICIAL OWNER           OWNED          SHARES
--------------------------  ------------   -------------
All executive officers and    10,030           0.27%
 Directors as a group

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    At the Meeting, five members of the Board of Directors are to be elected, to serve until the Company's next annual meeting of shareholders and until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the shares represented thereby for the election of the persons listed below unless a shareholder specifically indicates in his proxy his desire to withhold authority to vote for any of those persons. A plurality of votes cast is required to elect directors.

    At a meeting held on May 14, 1998, the Company's Board of Directors nominated the following slate of Directors. All of these nominees have indicated that they are willing to serve as Directors and that they are able to do so. If, however, any nominee should refuse or be unable to serve, the Board of Directors' proxy holders will vote the proxies for such other person as the Board of Directors may recommend.

    Directors of the Company serve terms of office which expire on the election of their successors or upon their earlier resignation or removal.

    According to information furnished to the Company by the nominees listed below, their principal occupations and affiliations during at least the past five years, their current directorships with other companies, and their beneficial ownership of shares of Common Stock of the Company at June 30, 1998, are as follows:

                                                                                                  NUMBER
                                                                                                    OF
                                           PRINCIPAL OCCUPATIONS,               HAS SERVED AS     SHARES
NAME                   AGE              EMPLOYMENT AND DIRECTORSHIPS           DIRECTOR SINCE     OWNED+
-----------------      ---      ---------------------------------------------  ---------------  -----------
Willard H.                 62   Partner of Ernst & Young (formerly Ernst &       August 1997           656
  Altman(1)                     Whinney) from 1969 to retirement in 1995.
                                Director of Source Capital, Inc., a
                                closed-end investment company not affiliated
                                with the Current Advisor or New Advisor, from
                                May 1998.

Morris A.                  75   President, Weingart Foundation (a charitable          May 1980         500
  Densmore                      foundation) from 1983 to 1988; Executive Vice
  (1)(2)                        President, Union Bank, from 1971 until
                                retirement in 1983.

Clark R.                   49   President, Pacific Alliance Capital                   May 1991          --
  Gates*(2)                     Management, a division of Union Bank of
                                California, N.A., from October 1990; Senior
                                Vice President, Union Bank of California,
                                N.A., from October 1991; Managing Director,
                                Pacific Century Advisors, from 1986 to 1989.

                                                                                                  NUMBER
                                                                                                    OF
                                           PRINCIPAL OCCUPATIONS,               HAS SERVED AS     SHARES
NAME                   AGE              EMPLOYMENT AND DIRECTORSHIPS           DIRECTOR SINCE     OWNED+
-----------------      ---      ---------------------------------------------  ---------------  -----------
Michael L.                 56   Independent financial consultant from January         May 1981         300
  Noel(1)(3)                    1995; Executive Vice President, Mission Land
                                Company, from January 1994 until retirement
                                in December 1994; Senior Vice President,
                                Chief Financial Officer and Director, Mission
                                Energy Company, from February 1992 to January
                                1994; Senior Vice President, Southern
                                California Edison Company, from April 1991 to
                                February 1992; Vice President, Treasurer and
                                Chief Financial Officer, Southern California
                                Edison Company, from October 1990 to April
                                1991; Director, Hancock Savings Bank, from
                                1986; Director, Software Toolworks, Inc.,
                                from 1989 to April 1994; Member of Advisory
                                Board, HighMark Funds, from April 1997;
                                Member of Board of Trustees, Stepstone Funds,
                                from 1990 to April 1997.

Robert M.                  60   Executive Vice President and head of                        --         300
  Whitler                       Financial Management and Trust Services
                                Group, Union Bank, from March 1991 until
                                retirement in April 1996. President, Chief
                                Operating Officer, and Director, Trust
                                Services of America, from 1988 to October
                                1990. Member of Advisory Board, HighMark
                                Funds, from April 1997.

------------------------

+ As of June 30, 1998, no Director or nominee beneficially owned 1% or more of the outstanding Common Stock. As of June 30, 1998, all Directors and officers as a group beneficially owned a total of 10,030 shares of Common Stock of the Company, or less than 1% of the outstanding shares.

* Mr. Gates is an "interested person" of the Company within the meaning of the Investment Company Act of 1940, because he is an officer of Union Bank of California, N.A., which is the Company's current investment adviser and which provides other services to the Company (see "Approval of Adoption of the Management and Investment Advisory Agreement"). Mr. Gates is also President of the Company.

(1) Member of the Audit Committee. The function of the Audit Committee, which met two times in 1997, is to review the Company's financial statements and control procedures with the officers of the Company and the independent accountants, with a view to assessing and improving the Company's control procedures, determining the adequacy of the audit and understanding the factors which influenced the Company's performance. Results of these reviews are reported to the Board of Directors of the Company. The Audit Committee also has the responsibility of recommending independent public accountants for selection by the Board of Directors. Willard H. Altman is Chairman of the Audit Committee.

(2) Member of the Executive Committee, which has the powers of the Board of Directors in the management of the business and affairs of the Company except the power to recommend to shareholders any action requiring shareholder approval. Mr. Gates is Chairman of the Executive Committee.

(3) Member of the Nominating Committee, which has the responsibility to nominate candidates for directorships, when vacancies due to resignation or retirement occur. Michael L. Noel is Chairman of the Nominating Committee.

    During 1997, the Board of Directors met four times, and all Directors attended at least 75% of the meetings. Stephen J. Dunn and William R. Howell, who were last elected Directors in 1997, are not standing for reelection.

    Set forth below is a table indicating the names and ages of the principal officers of the Company who are not also Directors of the Company.

                                                          POSITION WITH             POSITION WITH
NAME                                          AGE          THE COMPANY        UNION BANK OF CALIFORNIA
-----------------------------------------     ---     ----------------------  -------------------------
E. Jack Montgomery.......................         48  Vice President and      Vice President
                                                      Portfolio Manager

Richard H. Earnest.......................         60  Vice President          Senior Vice President

Paul Mastin..............................         41  Treasurer               Vice President

Kevin Rogers.............................         38  Vice President          Senior Vice President

Jonathan A. Wright.......................         50  Secretary               Vice President and
                                                                              Associate General Counsel

    The principal business address of Mr. Rogers is Union Bank of California, N.A. 18300 Von Karman Avenue, Irvine, California 92715. The principal business address of Messrs. Earnest and Wright is Union Bank of California, N.A. 445 South Figueroa Street, Los Angeles, California 90071. The principal business address of Messrs. Montgomery and Mastin is Union Bank of California, N.A. 475 Sansome Street, San Francisco, California 94111.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    Each Director who is not a director, officer or employee of the Adviser or of a corporation affiliated with the Adviser receives a Director's fee of $6,000 per year for his services, which includes fees for attending regular meetings. In addition, such Directors receive $250 for each special meeting attended.

    The following table sets forth the aggregate compensation paid by the Company for the fiscal year ended December 31, 1997, to the Directors who are not affiliated with the Adviser, as well as the aggregate compensation paid to such Directors for service on the Boards of all other registered investment companies advised by the Adviser or its affiliates (the "Adviser Complex"):

                                                        PENSION OR                              TOTAL
                                                        RETIREMENT           ESTIMATED      COMPENSATION
                                                         BENEFITS             ANNUAL        FROM COMPANY
                                     AGGRETATE          ACCRUED AS           BENEFITS        AND ADVISER
                                   COMPENSATION       PART OF COMPANY          UPON         COMPLEX PAID
NAME                               FROM COMPANY          EXPENSES           RETIREMENT       TO DIRECTOR
--------------------------------  ---------------  ---------------------  ---------------  ---------------
W. H. Altman....................     $   3,000                 -0-                 -0-       $     3,000*
M. A. Densmore..................     $   6,000                 -0-                 -0-       $     6,000*
S. J. Dunn......................     $   6,000                 -0-                 -0-       $     6,000*
W. R. Howell....................     $   6,000                 -0-                 -0-       $    23,500(33**)
M. L. Noel......................     $   6,000                 -0-                 -0-       $    23,000(33**)
R.M. Whitler....................           -0-                 -0-                 -0-       $    12,750(33**)

------------------------

*   Indicates the Company only.

**  Indicates total number of funds in Adviser Complex, including the Company.

    The Company does not compensate its officers or employees for their services to the Company, which expenses are borne by the Adviser. Reference is made to information under the heading "The Agreement and Compensation of the Adviser" for a discussion of fees paid by the Company to the Adviser.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

    At a meeting held on May 14, 1998, a majority of the independent Directors who are not "interested persons" of the Company (as defined in the Investment Company Act of 1940) selected the firm of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. The Company is submitting such selection to the shareholders for approval or disapproval. To the best knowledge of the Board of Directors, such firm has no direct or material indirect financial interest in the Company, nor has it served the Company in any capacity other than as independent public accountants.

    A majority of votes cast is required to approve the independent public accountants. Unless otherwise instructed, the Board of Directors' proxy holders will vote to approve the selection of Deloitte & Touche LLP.

                          APPROVAL OF ADOPTION OF THE
                  MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT
                                (PROPOSAL NO. 3)

    At a meeting held on May 27, 1998, the Board of Directors of Union Bank of California, N.A., the Current Adviser, approved the reorganization of the investment advisory division of the bank as a separate wholly owned subsidiary of UnionBanCal Corporation (the holding company for Union Bank of California, N.A.). The subsidiary will be named HighMark Capital Management, Inc. (the "New Adviser") and will continue to be controlled by UnionBanCal Corporation. The Board of Directors of the Company has reviewed the reorganization of the Current Adviser and has determined that no significant changes will be made as a result of the reorganization in the management of the Company's portfolio, the personnel handling the Company's affairs, or the fees and expenses charged.

    Accordingly, at the Meeting, the shareholders will be asked to approve the adoption of a Management and Investment Advisory Agreement (the "Agreement") between the Company and the New Adviser, as set forth in Appendix "A." The Agreement was originally approved by the Board of Directors and the directors who are not "interested persons" of the Company on May 14, 1998. The Company's agreement with the Current Adviser was last approved by the Board of Directors on May 14, 1998, and by the shareholders on August 14, 1997.

THE AGREEMENT AND COMPENSATION OF THE ADVISER

    By its terms, the Agreement continues from year to year so long as its continuance is approved at least annually by vote of a majority of the outstanding voting securities of the Company or by vote of the Board of Directors of the Company and, in either event, by the vote cast in person of a majority of Directors who are not parties to the Agreement or "interested persons" of any party to the Agreement, at a meeting called for the purpose of voting on such approval. The Agreement may be terminated on sixty days' notice by the Adviser, by the Board of Directors of the Company or by a vote of a majority of the outstanding voting securities of the Company, in each instance without the payment of any penalty. It will automatically terminate upon any assignment. For purposes of the Investment Company Act of 1940, a "majority of the outstanding voting securities" of the Company means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented, or (ii) more than 50% of the outstanding shares.

    The Agreement requires the Adviser to provide investment management and advisory services to the Company. Under the Agreement, the Adviser advises the Company on the composition of its portfolio and provides and bears the costs of research and continuous supervision of the portfolio. The Adviser is authorized, subject to control by the Company's Board of Directors, to determine which securities are to be bought or sold and in what amounts. The Adviser is required by the Agreement to pay for office space, facilities, business equipment and the costs of keeping the Company's accounting records.

    For providing these services, the Adviser receives a management fee which on an annual basis will amount to 0.50% of the average net asset value of the Company. This fee is computed and accrued weekly and is payable monthly. At December 31, 1997, the Company's total net asset value was $49,226,628, equivalent to $13.40 per share.

    All costs and expenses incurred in the operation of the Company, other than the expenses specifically assumed by the Adviser under the Agreement, are borne by the Company. These costs and expenses include brokerage commissions on portfolio transactions, fees and expenses of directors, interest, taxes, various corporate fees and expenses, auditing and legal fees and expenses incident to any public offering of the shares of the Company.

    The Agreement is substantially the same as the Company's agreement with the Current Advisor, except it eliminates the requirement that if costs and expenses (including the management fee but excluding interest, taxes, brokerage fees and the expenses of any offering of the Company's securities) borne by the Company in any fiscal year exceed 1 1/2% of the first $30 million of the average net asset value of the Company plus 1% of the average net asset value of the Company in excess of $30 million, the Current Adviser will pay such excess to the Company on a monthly basis as provided in the Agreement. No such payment under the Company's Agreement has been required since at least 1981, and the provision reflected requirements of the California Department of Corporations that are no longer in effect.

    The Company paid $240,710 for management and investment advisory services in 1997 to the Current Adviser, Union Bank of California, N.A.

PORTFOLIO TRANSACTIONS AND RATE OF TURNOVER

    The Company's investment adviser, subject to the supervision of the Board of Directors of the Company, purchases and sells securities for the Company's portfolio through those brokers or dealers who execute such orders promptly and at prices and under conditions believed to be most favorable to the Company. Certain dealers may be selected for the research, statistical or other services they provide, but best execution and price are the primary considerations in all cases. Purchases and sales of securities traded in the over-the-counter market will be transacted with those persons who, in the opinion of the Company's investment adviser, provide the best prices and executions.

    During 1997, the Company paid no brokerage commissions in connection with the purchase and sale of portfolio securities.

    The rate of the Company's portfolio turnover for 1997 was 52.1%.

CUSTODIAL SERVICES

    Bankers Trust Company provided custodial services for the Company up to December 18, 1997. On December 18, 1997, Union Bank of California, N.A. began providing custodial services for the Company. Total custody fees paid by the Company in 1997 were $9,924.

FURTHER INFORMATION CONCERNING THE PROPOSED NEW ADVISER

    The New Adviser, HighMark Capital Management, Inc., is incorporated in California and is a newly organized wholly owned subsidiary of UnionBanCal Corporation, the owner of 94% of the outstanding stock of Union Bank of California, N.A., the Current Adviser. Both the New Adviser and the Current Adviser are subsidiaries of UnionBanCal Corporation, a registered bank holding company which is regulated by the Federal Reserve Board of San Francisco. The Current Adviser is a federally-chartered national banking association originally chartered in 1864, and is subject to oversight by the Office of the Comptroller of the Currency. The New Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and is subject to oversight by the Securities and Exchange Commission. UnionBanCal Corporation had total assets of approximately $30.59 billion and shareholder equity of approximately $2.68 billion at December 31, 1997.

    The Bank of Tokyo-Mitsubishi, Ltd. owns approximately 81% of the outstanding common stock of UnionBanCal Corporation. As a consequence, both UnionBanCal Corporation and The Bank of Tokyo-Mitsubishi, Ltd. are deemed to control the New Adviser for purposes of the Investment Company Act of 1940. The Bank of Tokyo-Mitsubishi, Ltd. is the result of the merger of The Mitsubishi Bank, Limited and The Bank of Tokyo, Ltd., which was consummated on April 1, 1996. The Bank of Tokyo-Mitsubishi, Ltd. has more than $700 billion in assets and offices in more than 40 countries.

    The New Adviser is subject to the Glass-Steagall Act. The Glass-Steagall Act, among other things, prohibits, with certain exceptions, banks and bank holding companies from engaging in the business of issuing, underwriting, selling or distributing securities and from affiliating with companies engaged in those activities. Subsequent to the decision of the United States Supreme Court in INVESTMENT COMPANY INSTITUTE V. CAMP, the Board of Governors of the Federal Reserve System issued regulations forbidding a bank holding company or subsidiary thereof from organizing, sponsoring or controlling a registered open-end investment company continuously engaged in distributing its shares but permitting a subsidiary of a bank holding company to serve as investment adviser to a registered investment company, such as the Company, subject to a number of terms and conditions. In the event the New Adviser is prohibited from acting as the investment adviser for the Company, it is expected that the Board of Directors would recommend to the shareholders the selection of another qualified adviser.

    The New Adviser also acts as the investment adviser to the HighMark Funds, a family of registered mutual funds. As of June 30, 1998, the HighMark Funds included the following funds with investment objectives similar to that of the
Company:

                                                                              RATIO OF
                                                            ASSET VALUE     ADVISORY FEE
                                                           (000 OMITTED)   TO NET ASSETS*
                                                           -------------  -----------------
HighMark Intermediate-Term Bond Fund.....................   $   258,568            0.50%
HighMark Government Securities Fund......................   $   119,126            0.50%
HighMark Bond Fund.......................................   $   205,060            0.50%

------------------------

*   Excluding fee waivers.

DIRECTORS AND OFFICERS OF THE NEW ADVISER

    The following are the directors and principal executive officers of HighMark Capital Management, Inc., the New Adviser:

                                     POSITION WITH
NAME                                THE NEW ADVISER                   BUSINESS BACKGROUND
----------------------------  ----------------------------  ---------------------------------------
Susumu Hanada                 Director, Chairman of the     Senior Inspector, Inspection Division,
                              Board, and Chief Executive    The Bank of Tokyo- Mitsubishi, Ltd.,
                              Officer                       from May 1997; Deputy General Manager,
                                                            Capital Markets Group, Bank of Tokyo-
                                                            Mitsubishi, from April 1996 to April
                                                            1997; CEO and President,
                                                            Tokyo-Mitsubishi Derivative Products
                                                            (USA), Inc., from April 1996 to April
                                                            1997; CEO and President, Mitsubishi
                                                            Capital Market Securities, Inc., from
                                                            1991 to May 1996; various offices with
                                                            The Bank of Tokyo-Mitsubishi, Ltd.,
                                                            from 1974 to April 1996.

Clark R. Gates                Director, President, and      President, Pacific Alliance Capital
                              Chief Operating Officer       Management, a division of Union Bank of
                                                            California, N.A., from 1990; Senior
                                                            Vice President, Union Bank of
                                                            California, N.A., from 1991; Managing
                                                            Director, Pacific Century Advisors,
                                                            from 1986 to 1989.

                                     POSITION WITH
NAME                                THE NEW ADVISER                   BUSINESS BACKGROUND
----------------------------  ----------------------------  ---------------------------------------
Yoshihiko Someya              Director                      Deputy Chairman, Credit and
                                                            Administration, Union Bank of
                                                            California, N.A., from July 1998;
                                                            Director, UnionBanCal Corporation, from
                                                            July 1998; Executive Vice President,
                                                            Credit Administration Support and
                                                            Liaison, Union Bank of California,
                                                            N.A., from March 1998 to July 1998;
                                                            Deputy General Manager, Osaka Branch,
                                                            The Bank of Tokyo-Mitsubishi, Ltd.,
                                                            from June 1996 to May 1998; various
                                                            offices with The Bank of Tokyo-
                                                            Mitsubishi, Ltd., from 1971 to June
                                                            1996.

Tsutomu Nakagawa              Director                      Executive Vice President and Manager,
                                                            Office of the President, Union Bank of
                                                            California, N.A., from March 1998;
                                                            Senior Vice President, International
                                                            Banking Group, Union Bank of
                                                            California, N.A., from December 1996 to
                                                            March 1998; various offices with The
                                                            Bank of Tokyo-Mitsubishi, Ltd., from
                                                            1973 to December 1996.

Patrick G. Dodson             Director and Chief Financial  Senior Vice President, Strategic
                              Officer                       Planning, Trust & Private Financial
                                                            Services Group, Union Bank of
                                                            California, N.A., from February 1997;
                                                            Vice President, Institutional Services,
                                                            Union Bank of California, N.A., from
                                                            1988 to February 1997.

                                     POSITION WITH
NAME                                THE NEW ADVISER                   BUSINESS BACKGROUND
----------------------------  ----------------------------  ---------------------------------------
Luke C. Mazur                 Managing Director - Chief     Chief Investment Officer, Pacific
                              Investment Officer            Alliance Capital Management, a division
                                                            of Union Bank of California, N.A., from
                                                            June 1990; Senior Vice President, Union
                                                            Bank of California, N.A., from June
                                                            1990; Chief Investment Officer,
                                                            Northern Trust Company, from 1964 to
                                                            June 1990.

Olga J. Sanchez               Secretary                     Vice President and Senior Counsel,
                                                            Union Bank of California, N.A., from
                                                            1979.

          REQUIRED VOTE FOR APPROVAL OF THE ADOPTION OF THE AGREEMENT

    The Board of Directors of the Company recommends that the shareholders vote in favor of the adoption of the Agreement previously described. The favorable vote of the lesser of (i) a majority of the outstanding shares of Common Stock of the Company, or (ii) 67% or more of the shares represented at the Meeting if the holders of more than 50% of the outstanding shares of Common Stock of the Company are present or represented by proxy at the Meeting, is required for such approval. The Board of Directors' proxy holders will vote to approve the Agreement unless otherwise instructed.

    If the shareholders do not approve the adoption of the Agreement, the Board of Directors of the Company will attempt to negotiate a new agreement with some other party and submit it for approval to the Company's shareholders.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. If any other business should come before the Meeting, the proxies will vote thereon in accordance with their best judgment.

    Shareholders wishing to submit proposals for inclusion in the proxy statement for the 1999 Shareholders' meeting should send their written proposals to the Secretary of the Company by December 31, 1998 at 445 South Figueroa Street, Los Angeles California 90071. Any such proposal must satisfy all applicable federal and state requirements.

    Please complete and sign the enclosed proxy and return it in the envelope provided so that the Meeting may be held and action taken on the matters described herein with the greatest possible number of shares participating. You may nevertheless vote in person if you attend the Meeting.

                                       By Order of the Board of Directors
                                       JONATHAN A. WRIGHT, Secretary

July 10, 1998

                                   APPENDIX A

                           MANAGEMENT AND INVESTMENT
                               ADVISORY AGREEMENT

    THIS MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT is made as of the    day
of         , 1998 by and between CURRENT INCOME SHARES, INC., a Delaware corporation (hereinafter called the "Fund"), and HIGHMARK CAPITAL MANAGEMENT, INC. (hereinafter called the "Manager").

                                    RECITALS

    A. The Fund is engaged in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940.

    B. The Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

    C. The Fund wishes to retain the Manager to serve as investment adviser and manager to the Fund, and the Manager wishes to provide such services to the Fund.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing and of the covenants hereinafter contained, the Fund and the Manager hereby agree as follows:

    1. The Fund hereby employs the Manager to serve as investment adviser and manager of the Fund, subject to supervision of the Fund's Board of Directors and for the period and on the terms set forth in this Agreement. The Manager hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided.

    2. Subject to the supervision of the Fund's Board of Directors, the Manager shall:

        (a) Manage the composition of the Fund's investment portfolio, and determine the nature and timing of changes therein and the manner of effectuating such changes, in accordance with the Fund's investment objectives, policies and restrictions.

        (b) Furnish to the Fund research and statistical and other factual information and reports with respect to securities held by the Fund or which the Fund might purchase, the issuers of such securities, and developments which may affect issuers of securities held by the Fund or which the Fund might purchase or the businesses in which such issuers may be engaged.

        (c) Conform with all applicable rules and regulations of the Securities and Exchange Commission and conduct its activities under this Agreement in accordance with other applicable laws.

        (d) Place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Manager. In executing portfolio transactions and selecting brokers or dealers, the Manager shall use its best efforts to seek on behalf of the Fund the best available price and execution. In assessing the best overall terms available for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the size of the order, the difficulty and risk of execution, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

    In executing portfolio transactions for the Fund, the Manager may, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other clients where such aggregation is consistent with the policies of the Fund, to the extent permitted by applicable laws and regulations. In such event, the Manager shall allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

        (e) Maintain all books and records with respect to the securities transactions of the Fund, keep books of account with respect to the Fund and furnish the Fund's Board of Directors with such periodic and special reports as the Board may request.

         (f) Furnish to the Fund necessary assistance in: (i) the preparation of all reports now or hereafter required by federal or other laws; and (ii) the preparation of prospectuses, registration statements and amendments thereto and proxy statements that may be required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body. However, nothing herein shall obligate the Manager to pay the costs of preparation, printing, or mailing of such prospectuses, registration statements and amendments or proxy statements.

        (g) Furnish to the Fund, at the Manager's expense, office space in the offices of the Manager or in such other place or places as may be agreed upon from time to time, and all office facilities, business equipment, supplies, utilities and telephone service necessary for managing the affairs and investments and keeping the general accounts and records of the Fund (exclusive of the necessary records of transfer agents, registrars and custodians), and arrange, if desired by the Fund, for members of the Manager's organization to serve, without compensation from the Fund, as officers, directors or employees of the Fund.

    3. The Manager shall pay all expenses incurred by it in connection with its activities under this Agreement. Except as otherwise expressly provided in this Agreement, the Fund assumes and shall pay or cause to be paid all expenses of the Fund, including without limitation: (a) all costs and expenses incident to any public offering of shares of the Fund, for cash or otherwise, including those related to the registration of shares under the Securities Act of 1933, as amended, the qualification of shares of the Fund under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act of 1933, the preliminary and final prospectuses included therein, and any other necessary documents incident to any public offering, the advertising of shares of the Fund, the services rendered by any securities dealers or brokers, and the review by the National Association of Securities Dealers, Inc. of any underwriting arrangements; (b) the charges and expenses of any registrar and any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of the Fund's independent public accountants; (d) the charges and expenses of any stock transfer or dividend agents appointed by the Fund; (e) brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; (f) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; (g) the cost and expense of engraving or printing of stock certificates representing shares of the Fund; (h) fees involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and with various states and other jurisdictions; (i) all expenses of shareholders' and directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semi-annual and annual reports to shareholders; (j) fees and travel expenses of directors who are not also officers, directors or employees of the Manager or affiliated companies of the Manager; (k) all expenses incident to any dividend reinvestment program; (l) charges and expenses of legal counsel in connection with matters relating to the Fund, including without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its shareholders, issuance of Fund shares, and registrations and qualifications of securities under federal, state and other laws; (m) association dues; (n) interest payable on Fund borrowings; (o) fees and expenses incident to the listing of the Fund shares in any stock exchange; and (p) postage.

    4. For the services to be rendered, the Fund shall pay to the Manager compensation at the annual rate (the "Annual Rate") of one-half of one percent (0.50%) of the value of the average net assets of the Fund, calculated as hereinafter set forth. Compensation under this Agreement shall be calculated and accrued weekly commencing on the day following effectiveness hereof, by applying the Annual Rate to the net assets of the Fund as of the close of the last business day of the calendar week for which the fee is being calculated and dividing the sum so computed by the number of calendar weeks ending within the fiscal year. For the purposes of this provision, a week ends within a fiscal year or calendar month when the last business day of that week falls within that year or calendar month. If the contract becomes effective subsequent to the first business day of a week or terminates before the last business day of a week, compensation for such week shall be computed on a pro rata basis for the number of business days it is in effect in relation to the number of business days in that week. The fees accrued for the weeks ending within each calendar month shall be payable as promptly as possible after the end of such calendar month.

    5. In compliance with the requirements of Rule 31a-3 under the Investment Company Act of 1940, the Manager agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. In addition, the Manager agrees to preserve for the periods prescribed in Rule 31a-2 under such Act the records required to be maintained by Rule 31a-3 under such Act.

    6. The services of the Manager to the Fund are not to be deemed exclusive, and the Manager shall be free to engage in any other business or to render similar services to others so long as its services hereunder are not impaired thereby. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Board of Directors of the Fund, or any committee thereof, in following or declining to follow any advice or recommendation of the Manager. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

    7. This Agreement shall remain in effect until May 31, 1999, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect from year-to-year thereafter provided it is approved annually, within ninety days of its termination date, by vote of a majority of the outstanding voting securities of the Fund or by vote of the Board of Directors of the Fund and by a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any party to this Agreement, which vote shall be cast in person at a meeting called for the purpose of voting on approval of the terms of this Agreement and its continuance; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days written notice to the Manager either by majority vote of the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Manager may terminate this Agreement without payment or penalty on sixty days written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party.

    8. This Agreement shall become effective as soon as it has been approved by a majority of (a) the outstanding voting securities of the Fund and (b) the Directors of the Fund including those Directors who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any such party.

    9. For purposes of this Agreement, a "majority of the outstanding voting securities of the Fund" shall be determined in accordance with the applicable provisions of the Investment Company Act of 1940.

    10. This Agreement constitutes the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings related to the subject matter hereof.

    11. This Agreement shall be construed in accordance with the laws of the State of California and the applicable provisions of the Investment Company Act of 1940. To the extent applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the Investment Company Act of 1940, the latter shall control.

    In WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written in Los Angeles, California.

                                CURRENT INCOME SHARES, INC.

                                By:
                                      ---------------------------------------

                                HIGHMARK CAPITAL MANAGEMENT, INC.

                                By:
                                      ---------------------------------------

PROXY                                                                    PROXY
                          CURRENT INCOME SHARES, INC.
          445 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90071
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned shareholder of Current Income Shares, Inc., a Delaware corporation, hereby constitutes and appoints Morris A. Densmore, Michael L. Noel, and Clark R. Gates, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Shareholders of said corporation to be held on Thursday, August 13, 1998, at 11:30 A.M. California time, in the Conference Room on the 38th floor of the Union Bank of California Building at 445 South Figueroa Street, Los Angeles, California 90071, and at any adjournments thereof, and in connection therewith to vote and represent all of the shares of Common Stock of said corporation which the undersigned is entitled to vote as directed on the reverse side.

     Such attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.


  PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND
                       RETURN IT IN THE ENCLOSED ENVELOPE.

        PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/

                                    FOR all             WITHHOLD
                             nominees listed below      AUTHORITY        3. ADOPTION OF THE MANAGEMENT
                             (except as marked to  to vote for all nomi-    AND INVESTMENT ADVISORY          For   Against  Abstain
                                  the contrary)     nees listed at left.    AGREEMENT BETWEEN THE COMPANY    / /     / /       / /
1. Election of Directors              / /               / /                 AND HIGHMARK CAPITAL MANAGEMENT,
   (INSTRUCTION: To withhold                                                INC.,THE PROPOSED INVESTMENT
   authority to vote for any                                                MANAGEMENT AFFILIATE OF UNION
   individual nominee, strike                                               BANK OF CALIFORNIA, N.A.,
   a line through the nominee's                                             THE COMPANY'S CURRENT ADVISER.
   name in the list below.)                                              A majority of the above-named proxies present at said
   Willard H. Altman, Morris A.                                          Meeting, either in person or by substitute (or if only
   Densmore, Clark R. Gates,                                             one thereof shall be present and act, then that one),
   Michael L. Noel, and                                                  shall have and exercise all powers of said proxies
   Robert M. Whitler.                                                    hereunder. This proxy will be voted in as specified.
                                                                         If no instructions to the contrary are indicated
2. SELECTION OF DELOITTE &           For   Against  Abstain              hereon, this proxy will be voted FOR items 1, 2,
   TOUCHE LLP AS THE                 / /     / /      / /                and 3, shown on this proxy.
   INDEPENDENT PUBLIC
   ACCOUNTANTS FOR THE COMPANY                                           The undersigned acknowledges receipt of a copy of the
   FOR THE FISCAL YEAR ENDING                                            Notice of Annual Meeting and Proxy Statement to the
   DECEMBER 31, 1998.                                                    Meeting


                                                                                                    Dated___________________, 1998
                                                                         _________________________________________________________
                                                                         Signature(s)
                                                                         _________________________________________________________

                                                                         IMPORTANT: In signing this proxy, please sign your name
                                                                         or names on the signature lines in the same way as it
                                                                         appears on the proxy. When signing as an attorney,
                                                                         executor, administrator, trustee or guardian, please give
                                                                         your full title as such. EACH JOINT TENANT SHOULD SIGN.

                                                                           PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE
                                                                                    POSTAGE PREPAID ENVELOPE PROVIDED.